UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	August 16, 2005

Viper Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0032939	87-0410279

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10373 Roselle Street, Suite 170 San Diego, California	92121

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(858) 452-8737

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

            The Company announced that it has promoted its current Chief Technical Officer, Farid Shouekani, to be its new President and Chief Executive Officer.

            Ronald Weaver, currently Chief Executive Officer, will assume the new position of Chairman of the Board, where he will continue as the Company carries out its international expansion strategy. Shouekani’s technical team will assume the day to day CTO responsibilities until a full-time successor in that post is named.

            Mr. Shouekani has extensive experience in VoIP, telecommunications and engineering with such companies as TEC Cellular, Robotron and Crescent International. Most recently he helped design, build and deploy Mid-Atlantic International’s Multi-Million Dollar World Wide VoIP network, which was acquired by the Company in 2003. Mr. Shouekani has a Bachelor of Science degree in electrical engineering and a Masters of Science degree in computer engineering from the Florida Institute of Technology.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Title or Description

99	Press Release dated August 16, 2005

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER NETWORKS, INC.

Dated: August 19, 2005	By: /s/ Jason Sunstein
Jason Sunstein
V.P. Finance and Secretary

VIPER NETWORKS, INC.

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

99	Press Release dated August 16, 2005